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                                                                    EXHIBIT 99.3



           Amendment to The Brink's Company Pension Equalization Plan

The Company's Pension Equalization Plan is hereby amended to insert the following sentences at the end of Section 5, Amendment and Termination:

     The Company's Administrative Committee may take any and all actions necessary to ensure that the applicable portions of the Equalization Plan and the benefits accrued thereunder after December 31, 2004 satisfy the American Jobs Creation Act of 2004 and the regulatory guidance promulgated thereunder, and may take all such actions retroactively, notwithstanding any Equalization Plan provisions to the contrary; provided, however, that no such actions may be effective before November 18, 2004.